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                                                                    EXHIBIT 99.2

        CERTIFICATION OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. SS.1350

     I, David H. Fleischman, Chief Financial Officer of TradeStation Group, Inc., hereby certify, to my knowledge, that:

     The Quarterly Report on Form 10-Q of TradeStation Group, Inc. for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TradeStation Group, Inc.

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss.1350 and is not being filed as part of the Report or as a separate disclosure document.



November 13, 2002                      /s/ David H. Fleischman
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Date                                   David H. Fleischman
                                       Chief Financial Officer
                                       Vice President of Finance and Treasurer